Exhibit 99.1

Adynxx Completes Merger with Alliqua BioMedical, Adds Pierre Legault and Matt Ruth to Board of Directors

May 6, 2019

– Newly Nasdaq-traded Adynxx (ADYX) focused on development of novel, non-opioid therapeutics for the treatment of pain and inflammatory diseases –

SAN FRANCISCO, May 06, 2019 (GLOBE NEWSWIRE) -- Adynxx, Inc. (Nasdaq: ADYX), a clinical-stage biopharmaceutical company leading the development of transcription factor decoy technology and first-in-class therapeutics for the treatment of pain and inflammatory diseases, today announced the completion of its merger with Alliqua BioMedical, Inc.

In connection with the merger, Alliqua has changed its name to Adynxx, Inc. The combined organization will commence trading on May 6, 2019 on the Nasdaq Capital Market under the symbol “ADYX.” The company is based in San Francisco and now operating under the leadership of the Adynxx management team in place prior to the merger, including Rick Orr, Chief Executive Officer; Donald C. Manning, M.D., Ph.D., Chief Medical Officer; and Julien Mamet, Ph.D., founder and Chief Scientific Officer. In conjunction with the closing, Pierre Legault and Matthew Ruth have joined as directors.

“The closing of this transaction represents another significant milestone for Adynxx and reflects the unwavering support of our investors who share our commitment to the development of life-improving therapies for patients with unmet or underserved medical needs,” said Rick Orr. “With the access to public markets, we plan to rapidly advance the development of our AYX platform of transcription factor decoys, including the initiation of two Phase 2 studies of brivoligide, our lead product candidate for postoperative pain, and create additional value through pipeline expansion to establish Adynxx as a leading developer of treatments for pain and inflammatory diseases.”

“Speaking on behalf of our board of directors, we have tremendous confidence in Rick and his team, especially given Rick’s outstanding track record of building successful biopharmaceutical companies that have brought multiple new drug products to market and delivered strong returns for shareholders,” said Dennis Podlesak, Partner, Domain Associates and Adynxx’s Chairman. “Today we are also pleased to announce the addition to the board of Pierre Legault and Matt Ruth, two accomplished pharmaceutical industry leaders. Their guidance and expertise will be instrumental as we focus on building Adynxx and rapidly advancing the development of our novel, non-opioid pain therapeutics to address one of our country’s most significant health crises.”

Podlesak continued, “Pierre is a highly accomplished global pharmaceutical executive who has a proven history of building world class companies, both as a senior executive and board member. With the addition of Pierre to the board of directors, we benefit not only from his highly distinguished experience and operational expertise, but also from the recent relevant experience I shared with him and fellow Adynxx board member Eckard Weber on the board of Tobira Therapeutics. Tobira went public through the acquisition of Regado Biosciences in 2015 and was subsequently acquired by Allergan, creating significant value for the Tobira shareholders.”

“Matt joins the Adynxx board after having played key senior executive roles in successfully building multiple biopharmaceutical companies, all of which were acquired for significant premiums. Most recently Matt led the highly successful launch and commercialization of Narcan nasal spray at Adapt Pharmaceuticals,” Podlesak added. “Narcan, a product that can reverse the effects of opioid and heroin overdoses, has had a critical impact on the effort to combat the opioid epidemic, and we welcome Matt’s highly relevant insights and expertise as we work to develop therapeutics to reduce the need for opioid-based pain therapies.”

On May 3, 2019, prior to the consummation of the merger, Alliqua effected a one-for-six reverse stock split. All issued and outstanding Alliqua shares were subject to the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Instead, cash will be paid in lieu of fractions of shares. Upon completion of the merger, taking into consideration the reverse stock split, the holders of shares of Adynxx capital stock outstanding immediately prior to the merger received 0.0359 shares of Alliqua common stock in exchange for each share of Adynxx capital stock.

Following the reverse stock split and merger, the combined organization is expected to have approximately 5.8 million shares outstanding.

Adynxx will pay the previously announced special cash dividend of $1.05 per share as soon as practicable following consummation of the reverse stock split and merger. In addition, Adynxx intends to consummate the previously announced distribution of shares of AquaMed Technologies, Inc., currently a wholly-owned subsidiary of Adynxx, as soon as practicable following the satisfaction of all conditions to closing of the previously announced merger transaction between AquaMed and TO Pharmaceuticals, LLC, and in any event, no later than June 21, 2019.

Adynxx expects to receive a written notification from the Listing Qualifications Department of Nasdaq notifying the company that Nasdaq has determined, among other things, that the company’s stockholders’ equity does not comply with the minimum stockholders’ equity requirement for initial listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5505. Adynxx expects to submit a plan to Nasdaq to regain compliance with Nasdaq Listing Rule 5505.

Biographies of the New Board Members

Pierre Legault

In addition to his membership on the Adynxx board of directors, Pierre Legault, MBA, CPA is the Chairman of Bicycle Therapeutics, a pharmaceutical company developing a new class of versatile, chemically synthesized medicines to address therapeutic needs unreachable with any other existing modality; Poxel, a biopharmaceutical company developing innovative drugs for metabolic diseases, including type 2 diabetes and non-alcoholic steatohepatitis; and Artios, a DNA damage repair company. Legault is also a member of the board of Clementia Pharmaceuticals, Urovant Sciences and Syndax Pharmaceuticals. In the past, he was a board member of Forest Laboratories, Tobira Therapeutics, NPS Pharmaceuticals, Regado Biosciences, Armo Biosciences, Iroko Pharmaceuticals, Cyclacel Pharmaceuticals, Eckerd Pharmacy and Nephrogenex, where he also served as the Chairman and Chief Executive Officer from 2012 to 2016. From 2010 to 2012, he served as the CEO of Prosidion. From 2009 to 2010, he was the CFO and Treasurer of OSI Pharmaceuticals. Legault also served as the CEO of Eckerd Pharmacy and Senior Executive Vice President and CAO of the Rite Aid Corporation. Between 1989 and 2005, he held various global roles such as President, CEO and CFO of a global group at Sanofi and legacy companies.

Matthew Ruth

In addition to his membership on the Adynxx board of directors, Matt Ruth is currently Senior Vice President, U.S. Chief Commercial Officer for Adapt Pharma, a division of Emergent Bio Solutions commercializing Narcan Nasal Spray, a product that can reverse the effects of opioid and heroin overdoses. Following a successful launch of Narcan in 2016, Adapt was acquired by Emergent BioSolutions for up to $735 million. From 2012 to 2015, Ruth was Chief Operating Officer for RightCare Solutions, a medical technology company that was acquired by NaviHealth in 2015. From 2007 to 2012, he was Vice President of Azur Pharma which was acquired by Jazz Pharma in 2012. From 2006 to 2007, he served as Vice President of Avanir Pharmaceuticals responsible for the commercial operation along with M&A activities, including the acquisition of Alamo Pharma and the sale of the CNS franchise to Azur. From 2000 to 2006, he held positions of increasing responsibility at Allergan.

About Adynxx

Adynxx is a clinical-stage biopharmaceutical company focused on bringing to market novel therapeutics for the treatment of pain and inflammatory diseases. A leader in transcription factor decoy technology, Adynxx is utilizing its platform of AYX transcription factor decoys to create first-in-class therapies with disease-modifying properties. Transcription factor decoys are short, synthetic double-stranded DNA oligonucleotides that bind to transcription factors and prevent their interaction with the genome, effectively inhibiting a coordinated network of pathologic gene expression. The AYX platform has applications across multiple disease states and has initially been leveraged to create novel, non-opioid therapeutics for the treatment of pain.

About Brivoligide

Clinical studies suggest that a single administration of brivoligide at the time of surgery can safely reduce pain for weeks, accelerate the time to achieve mild pain and substantially reduce the need for opioid use during recovery specifically in patients at greater risk of experiencing increased and prolonged pain following surgery. Brivoligide (formerly AYX1) is an intrathecally-administered, 23 base-pair, double-stranded DNA transcription factor decoy oligonucleotide. It inhibits the transcription factor EGR1 in the dorsal root ganglia and spinal cord at the time of surgery. EGR1 binds to the promoter regions of many genes associated with nociceptive sensitization and increased pain. EGR1 launches waves of gene regulation at the time of surgery that initiate and maintain neuronal sensitization. This sensitization may lead to increased and prolonged postoperative pain in certain patients who are relatively insensitive to analgesics and may be at high risk for elevated use of rapidly acting opioids, the type most commonly associated with Opioid Use Disorder or OUD.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “can,” “might,” “will,” “expect,” “plan,” and other similar expressions are intended to identify forward-looking statements. The product candidates discussed are in clinic and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that Adynxx will not encounter problems or delays in clinical development, or that any product candidate will ever receive regulatory approval or be successfully commercialized. All forward-looking statements are based on estimates and assumptions by Adynxx’s management that, although Adynxx believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Adynxx expected. In addition, Adynxx’s business is subject to additional risks and uncertainties, including among others, the initiation and conduct of preclinical studies and clinical trials; the timing and availability of data from preclinical studies and clinical trials; expectations for regulatory submissions and approvals; potential safety concerns related to, or efficacy of, Adynxx’s product candidates; the availability or commercial potential of product candidates; the ability to maintain continued listing of Adynxx’s common stock on The Nasdaq Stock Market or any national securities exchange; the consummation of the Special Dividend or the Distribution; and Adynxx’s and its partners’ ability to perform under their license, collaboration and manufacturing arrangements. These statements are also subject to a number of material risks and uncertainties that are described in the definitive proxy statement filed by Alliqua BioMedical, Inc. with the Securities and Exchange Commission on January 24, 2019, as updated by Adynxx’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Adynxx undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law.

View source version on https://ir.adynxx.com/press-releases

Source: Adynxx, Inc.

Investors:

Patti Bank

Managing Director

Westwicke, an ICR company

(415) 513-1284

patti.bank@westwicke.com

Media:

David Schull

President

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com

Source: Adynxx, Inc.